                                                                      EXHIBIT 99

PCsupport.com Announces Results for Second Quarter Fiscal Year 2002

Burnaby, BC, February 20, 2002 - PCsupport.com Inc. (OTCBB: PCSP) a leading provider of outsourced helpdesk solutions today announced financial results for its second quarter 2002 ending December 31, 2001. For the quarter the Company recognized revenues of $724,198, a 119% increase over revenue of $330,680 in the second quarter of fiscal 2001. The net loss for the quarter decreased by 35% to $1,051,763 or ($0.07) per share from $1,619,503 or ($0.14) per share in the same quarter in fiscal 2001. ____ During the second quarter, we incurred approximately $55,000 in one-time costs related to our September 2001 restructuring.

Significant events in the December 31, 2001 quarter included:

..    Expanded our service offering to include telephone support for customers

..    Signed up 4 new customers and provided services to a number of customers on a paid trial basis

..    Lost a major client, Skyenet, resulting in a top line revenue loss of
     $175,000 per month

"This has been a challenging quarter for PCsupport.com, Inc. We continue to reduce our burn rate each month but sales results have not been as strong as anticipated," said Mike McLean, President and CEO of PCsupport.com Inc. "We remain focused on becoming cash flow positive from our operations. Since this has not happened as quickly as expected and to reflect the challenging market conditions, we have, effective February 20, 2002, implemented changes that will cut an additional 20% out of our payroll costs through staff reduction and salary rollbacks. However, in the event that we are unable to maintain our current level of revenues or if we incur unanticipated expenses, we will require additional capital in the near term. In addition, the company otherwise may need to raise additional finances in the near term to improve our working capital position."

About PC Support

PCsupport.com is a leading provider of outsourced help desk solutions. The Company partners with corporations to assist them in reducing the costs of providing technical support services while improving the overall support experience of computer users through our MyHelpDesk System(TM). PCsupport.com has received numerous industry awards and accolades, including the 2001 WebStar Award, the 2001 MVP Award for Best IT Outsource Solution and the 2000 Harold H. Short Award for Innovations in Service.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on PCsupport.com's current expectations and beliefs and are subject to a number of risks and uncertainties
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that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, without limitation, the following: the potential need to raise additional capital in the near term, the risk that actual revenues or related expenses may be significantly different than those anticipated under existing contracts, the risk of limited acceptance by ISPs, corporations and consumers of incident-based and subscription-based Internet-delivered technical support services, the impact of competitive products and pricing, and the ability of competitors to develop and license the same or other functionally equivalent technologies.

Contact:

Nancy Woo

PCsupport.com Inc.

Tel: (604) 419-5694

Fax: (604) 419-4494

nancy.woo@pcsuport.com
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                      PCSUPPORT.COM, INC. AND SUBSIDIARY

                      Interim Consolidated Balance Sheets
                          (Expressed in U.S. Dollars)

                                                                               December 31,           June 30,
                                                                                  2001                  2001
                                                                            -----------------     ------------------
                                                                               (unaudited)            (audited)
Assets

Current assets:
     Cash and cash                                                             $    119,768          $    486,533
     Trade accounts receivable, net of allowance for doubtful accounts of
       $88,166 (June 30, 2001 $41,741)                                              184,070               165,629
     Other accounts receivable                                                      157,262                73,004
     Prepaid expenses and deposits                                                  160,913               150,120
                                                                               ------------          ------------
       Total current assets                                                         622,013               875,286

Restricted cash                                                                     137,095               220,000
Property and equipment                                                              519,846               730,463
Intangible assets                                                                   733,066               990,674
                                                                               ------------          ------------
                                                                               $  2,012,020          $  2,816,423

Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued liabilities                                  $    744,960          $    897,404
     Deferred revenue                                                               598,843               253,373
                                                                               ------------          ------------
       Total current liabilities                                                  1,343,803             1,150,777

Convertible debenture                                                               136,154                     -

Stockholders' equity (note 3):
     Common stock, $0.001 par value, authorized 100,000,000 shares; issued
       15,736,662 shares at December 31, 2001 and 15,736,662 shares at June 30,
       2001; 285,000 treasury shares at December 31, 2001 and June 30, 2001          16,022                16,022
     Contingent common stock to be issued and common share subscriptions          1,064,682               625,000
     Additional paid-in capital                                                  19,156,146            18,625,839
     Deferred stock compensation                                                    (62,662)              (61,905)
     Deficit                                                                    (19,642,125)          (17,539,310)
                                                                               ------------          ------------
       Total stockholders' equity                                                   532,063             1,665,646
                                                                               ------------          -----------
                                                                               $  2,012,020          $  2,816,423
                                                                               ============          ============

These financial statements should be read in conjunction with the form 10-QSB for the three months ended December 31, 2001 filed by the Company on February 14, 2002.

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                      PCSUPPORT.COM, INC. AND SUBSIDIARY

                 Interim Consolidated Statements of Operations
                          (Expressed in U.S. Dollars)

                                               Six months ended                       Three months ended
                                                 December 31,                            December 31,
                                             2001            2000                  2001             2000
                                         ------------    ------------          -------------    ------------
                                                 (unaudited)                             (unaudited)
Revenue:
   Service contracts                     $  1,573,368    $    399,649          $   705,006      $   303,426
   Sub-lease and other                         54,343          29,580               19,192           27,254

                                            1,627,711         429,229              724,198          330,680

Costs and expenses:
   Cost of license fees and
     services                               1,421,741         800,713              630,341          422,248
   Development costs                          316,778         792,186               92,946          481,846
   Marketing and promotion                    408,448       1,335,039              161,168          367,787
   General and administrative               1,545,931       1,382,262              850,747          723,902

                                            3,692,898       4,310,200            1,735,202        1,995,783

Loss from operations                       (2,065,187)     (3,880,971)          (1,011,004)      (1,665,103)

Interest income (expense), net                (37,628)        158,097              (40,759)          45,600

Loss for the period                      $ (2,102,815)   $ (3,722,874)         $(1,051,763)     $(1,619,503)

Loss per common share, basic and
   diluted                               $      (0.13)   $      (0.34)         $     (0.07)     $     (0.14)
                                         ============    ============          ===========      ===========
Weighted average common shares
   outstanding, basic and diluted          15,736,662      10,860,358           15,736,662       11,502,999

These financial statements should be read in conjunction with the form 10-QSB for the three months ended December 31, 2001 filed by the Company on February 14, 2002.